Exhibit 10.17

2017 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

The 2017 annual base salaries of the following Named Executive Officers of Ameren Corporation (“Ameren”), Union Electric Company (“UE”) and Ameren Illinois Company (“AIC”) (which officers are employed by Ameren and/or an Ameren subsidiary as of February 28, 2017, and were determined by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K) are as follows:

Name and Position at February 24, 2017	2017 Base Salary
Warner L. Baxter Chairman, President and Chief Executive Officer – Ameren	$1,075,000
Martin J. Lyons, Jr. Executive Vice President and Chief Financial Officer – Ameren, UE and AIC	$662,000
Michael L. Moehn Chairman and President – UE	$530,000
Richard J. Mark Chairman and President – AIC	$507,000
Gregory L. Nelson Senior Vice President, General Counsel and Secretary – Ameren, UE and AIC	$491,000
Mark C. Birk Senior Vice President, Customer Operations – UE	$379,000
Fadi M. Diya Senior Vice President and Chief Nuclear Officer – UE	$472,500
Bruce A. Steinke Senior Vice President, Finance, and Chief Accounting Officer – Ameren, UE and AIC	$368,000